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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          DELPHI FINANCIAL GROUP, INC.
                      (formerly, RSL Holding Company, Inc.)

                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as may be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting, commencing with the year 1991, shall be held at such time and on such day within the month of April of each year, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of

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the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class, if applicable, of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called solely by resolution of the board of directors, acting by not less than a majority of the entire board. Such resolution shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 7. The holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for the transaction of business except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-laws; provided, however, that where a separate vote by class or classes is required on any matter, the holders of stock representing a majority of the voting power of the class or classes issued and outstanding and entitled to vote on such matters, present in person or represented by proxy, shall constitute a quorum with respect to such matter. If a quorum is present or represented at any meeting with respect to any matter, the vote of the holders of stock representing a majority of the votes which are cast affirmatively or negatively shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Restated Certificate of Incorporation or these By-laws a different vote is required in which case such express provision shall govern and control the decision of such question; provided, however, that the directors shall be elected by a plurality of votes cast. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the

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meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which an adjournment is taken, then, at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. The number of directors which shall constitute the whole board of directors shall initially be 2. However, at any time and from time to time, the number of directors which shall constitute the whole board of directors may be increased to not more than 14 or decreased to not less than 5, by resolution of the board of directors, provided that no decrease in the number of directorships shall shorten the term of any incumbent director. Any change in the number of directorships must be authorized by a majority of the whole board of directors, as constituted immediately prior to such change. The directors shall be elected annually, either at the annual meeting of the stockholders or by written consent of all the stockholders entitled to vote in lieu of the annual meeting, except as provided in Section 2 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death or resignation. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total voting power of all shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chose by the directors then in office.

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     Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The first meeting of each newly elected board of directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

     Section 7. Special meetings of the board of directors may be called by the chairman or the chief executive officer (a) by written notice mailed to each director first class postage prepaid, not later than the fifth day before the meeting, or (b) by either written or oral notice given personally or by telephone or other means of electronic communication, in which case the meeting may be held as soon after such notice is given as a quorum shall be assembled at the place of the meeting, unless another time shall be specified in the notice. Special meetings shall be called by the chairman, the chief executive officer or the secretary in like manner and on like notice on the written request of any two directors.

     Section 8. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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     Section 9. At all meetings of the board of directors a majority of the total number of directors then constituting the whole board of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the board of directors or committee, as the case may be, consent thereto in writing, and such written consent or consents are filed with the minutes of proceedings of the board of directors or committee.

     Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or any committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

     Section 12. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors. Subject to the foregoing, the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any committee meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the committee meeting in the place of any such absent or disqualified member, so long as the director so chosen to act at such committee meeting is of the same class of directors as the absent or disqualified committee member.

     Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the

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powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amending the By-laws of the corporation; and, unless the resolution or the Restated Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of any class or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when requested.

                            COMPENSATION OF DIRECTORS

     Section 14. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement for expenses for attending committee meetings.

                              REMOVAL OF DIRECTORS

     Section 15. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting power of all shares of the

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capital stock of the corporation entitled to vote at an election of directors;
provided, however, that whenever the holders of any class or series of stock of the corporation are entitled to elect one or more directors by the Restated Certificate of Incorporation, this Section 15 shall apply, with respect to removal without cause of a director or directors so elected, to the vote of the holders of outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Whenever, under the provisions of statute or of the Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, personally or by telephone or other means of electronic communication.

     Section 2. Whenever any notice is required to be given under the provisions of statute or of the Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer. In the discretion of the board of directors, there may also be a chairman and a vice chairman of the board of directors. The board of directors may also choose one or more assistant secretaries and assistant treasurers and such subordinate officers as may, from time to time, be deemed desirable. Two or more offices may be held by the same person except the offices of president and secretary or the offices of president and treasurer.

     Section 2. The board of directors shall elect officers of the corporation at its first meeting after each annual meeting of stockholders.

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     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the members of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE CHAIRMAN

     Section 6. The chairman of the board of directors, if there be a chairman, shall be chosen from among the directors, shall preside at all meetings of the stockholders and directors, and shall have such powers and duties as may from time to time be assigned to him by the board of directors.

                                THE VICE CHAIRMAN

     Section 7. The vice chairman of the board of directors, if there be a vice chairman, shall be chosen from among the directors, shall preside (in the absence or disability of the chairman) at all meetings of the stockholders and directors, and shall have such powers and duties as may from time to time be assigned to him by the board of directors.

                  THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT

     Section 8. The chief executive officer of the corporation, in the absence or disability of the chairman and vice chairman, or if there be no chairman or vice chairman, shall preside at all meetings of the stockholders. The chief executive officer shall have full responsibility for the supervision and direction of the business and affairs of the corporation, subject to the control of the board of directors, and shall see that all resolutions and directives of the board of directors are carried into effect, and shall perform such duties as from time to time may be assigned by the board of directors, to which the chief executive officer will directly report.

          The president shall be the chief operating officer of the corporation and shall perform such management and other duties in connection with the operations of the corporation as the board of directors or the chief executive officer shall from time to time determine, and shall report directly to the chief

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executive officer. The president shall, to the extent requested by the chief executive officer, supervise and counsel with one or more other officers of the corporation and shall perform such other duties as may be assigned with the chief executive officer or as the board of directors may from time to time determine.

                                 VICE PRESIDENTS

     Section 9. The several vice presidents, if any, shall perform such duties and have such powers as may from time to time be assigned to them by the board of directors or the president. In the absence or disability of the president, the duties of the president shall be performed and his powers may be exercised by such vice president as shall be designated by the president or the board of directors.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 10. The secretary shall take minutes of the proceedings of the stockholders and the board of directors and record the same in a suitable book for preservation and shall perform like duties for the standing committees when required. He shall give notice of all regular and duly called special meetings of the stockholders and the board of directors. He shall have charge of and keep the seal of the corporation, and affix the seal, attested by his signature, to such instruments as may require the same. Unless the board of directors shall have appointed a transfer agent, he shall have charge of the certificate books, transfer books and stock ledger, and shall prepare voting lists prior to all meetings of the stockholders. He shall have charge of such other books and papers as the board of directors may direct and shall perform such other duties as may be prescribed from time to time by the board of directors or the president.

     Section 11. The assistant secretary, if there shall be one, or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

     Section 12. The treasurer shall have custody of the funds, securities and other assets of the corporation. He shall keep a full and accurate record of all receipts and disbursements of the corporation in books belonging to the corporation, and shall deposit or cause to be deposited in the name of the corporation all monies or other valuable effects in such banks, trust companies, or other depositories as may from time to time be

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selected by the board of directors. He shall have power to make and endorse notes and pay out monies on checks without countersignature and shall perform such other duties as may be prescribed from time to time by the board of directors or the president.

     If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 13. The assistant treasurer, if there shall be one, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                     PROXIES

     Section 14. The chairman or vice chairman of the Board, acting alone, shall have full power and authority on behalf of the corporation to attend and act at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present; and the chairman or vice chairman shall have full power to execute on behalf of the corporation any written consent in lieu of a meeting of stockholders of any corporation in which the corporation owns all of the outstanding stock having voting power, where such consent is permitted under the laws of the jurisdiction in which such corporation is organized. The board of directors, by resolution, may confer like powers upon any person or persons or limit or curtail such power.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

     Section 1. Every owner of capital stock of the corporation shall be entitled to have a certificate or certificates in such form as the board of directors shall prescribe certifying the number of shares of capital stock of the corporation owned by him, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the corporation by such

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officer or officers as the board of directors shall appoint. The board of directors may provide by resolution that the capital stock of the corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the board of directors, every holder of uncertificated shares of capital stock of the corporation shall, upon request, be entitled to receive a certificate, signed by such officer or officers designated by the corporation and prescribed by statute, representing the number of shares of capital stock of the corporation in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares of capital stock of the corporation owned by each such person.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all the signatures on a certificate

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may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct or an agreement of indemnification satisfactory to the corporation as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

     Section 4. Upon surrender to the secretary of the corporation, or, if a transfer agent for the corporation has been named by the board of directors, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transactions shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for

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the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date on which a resolution fixing the record date is adopted and which record date shall not be more than sixty
(60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which a resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by
Article III, Section 10 hereof. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                             REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person

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registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                SIGNING AUTHORITY

     Section 7. Except as provided below and as below and as otherwise required by law, all contracts, assignments, transfers, deeds, stock powers or other instruments of the corporation may be executed and delivered by the chief executive officer, the president or any vice president or by such other officer or officers, or agent or agents, of the corporation as shall be thereunto authorized from time to time either by the board of directors or by power of attorney executed by any person pursuant to authority granted by the board of directors, and the secretary or any assistant secretary, the treasurer or any assistant treasurer may affix the seal of the corporation thereto and attest same. Certificates representing stock and certificates issued upon request to holders of uncertificated stock shall be signed by (i) the chairman, vice chairman, chief executive officer, president or vice president, and (ii) the secretary, treasurer an assistant secretary or an assistant treasurer.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders

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when called for by vote of the stockholders, a full and clear statement of the business and financial condition of the corporation.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer of officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE VIII

                          INSURANCE AND INDEMNIFICATION

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article VIII with respect

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                                      -16-


to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal

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                                      -17-


counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall either create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any present or former director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended or repealed or new By-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment

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                                      -18-


or repeal be contained in the notice of such meeting or (b) at any regular or special meeting of the board of directors at which a quorum is present or represented. The stockholders shall have authority to change or repeal any By-laws adopted by the board of directors.